EXHIBIT 10.39

CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

DATED                      18 DEC                                2008

SUNPOWER MALAYSIA MANUFACTURING SDN. BHD.

(Company No. 824246-W)

as Borrower

and

GOVERNMENT OF MALAYSIA

as Lender

DEBENTURE

CONTENTS

Clause Page

1.           INTERPRETATION [INSERT PAGE NUMBER]

2.           PAYMENT OF SECURED INDEBTEDNESS [INSERT PAGE NUMBER]

3.           GRANT OF SECURITY [INSERT PAGE NUMBER]

4.           CRYSTALLISATION OF FLOATING CHARGE [INSERT PAGE NUMBER]

5.           FURTHER ASSURANCE [INSERT PAGE NUMBER]

6.           REPRESENTATIONS AND WARRANTIES IN RELATION TO CHARGED PROPERTY [INSERT PAGE NUMBER]

7.           COVENANTS [INSERT PAGE NUMBER]

8.           ENFORCEMENT OF SECURITY [INSERT PAGE NUMBER]

9.           APPOINTMENT OF RECEIVER [INSERT PAGE NUMBER]

10.           DELEGATION BY THE LENDER AND RECEIVER [INSERT PAGE NUMBER]

11.           LIABILITY OF LENDER, RECEIVER AND DELEGATE [INSERT PAGE NUMBER]

12.           APPLICATION OF MONIES [INSERT PAGE NUMBER]

13.           PROTECTION OF PURCHASERS [INSERT PAGE NUMBER]

14.           POWER OF ATTORNEY [INSERT PAGE NUMBER]

15.           EFFECTIVENESS OF SECURITY [INSERT PAGE NUMBER]

16.           RELEASE OF SECURITY [INSERT PAGE NUMBER]

17.           SET-OFF [INSERT PAGE NUMBER]

18.           EXPENSES AND INDEMNITIES [INSERT PAGE NUMBER]

19.           RIGHTS, WAIVERS AND DETERMINATIONS [INSERT PAGE NUMBER]

20.           ASSIGNMENT [INSERT PAGE NUMBER]

21.           NOTICES [INSERT PAGE NUMBER]

22.           GOVERNING LAW [INSERT PAGE NUMBER]

23.            PRINCIPAL AND SUBSIDIARY INSTRUMENT [INSERT PAGE NUMBER]

SCHEDULE 1 [INSERT PAGE NUMBER]

DETAILS OF EQUIPMENT [INSERT PAGE NUMBER]

SCHEDULE 2 [INSERT PAGE NUMBER]

THIS DEBENTURE is made on the	18 DEC 2008____

BETWEEN

(1)	GOVERNMENT OF MALAYSIA, as lender (the “Lender”).

AND

(2)
SUNPOWER MALAYSIA MANUFACTURING SDN. BHD., a company incorporated under the laws of Malaysia and having its registered address at  Level 41 – Suite B, Menara Maxis, Kuala Lumpur City Centre, 50088 Kuala Lumpur as chargor (the “Borrower”);

WHEREAS:

(A)	By a facility agreement dated
(the “Facility Agreement”) made between the Borrower and the Lender, the Lender has agreed to make available to the Borrower certain credit facilities of up to One Billion Ringgit Malaysia (RM1,000,000,000) (the “Facility”), upon the terms and conditions set out therein.

(B)	It is a condition precedent to the Lender making the Facility available to the Borrower that the Borrower executes this Debenture.

AND WITNESSES as follows:

1.	INTERPRETATION

1.1	Definitions. Terms defined in the Facility Agreement shall, unless otherwise defined in this Debenture, have the same meanings when used in this Debenture and in addition:

"Charged Property" means all the assets, property, rights and undertaking of the Borrower which from time to time are the subject of the security created or expressed to be created in favour of the Lender by or pursuant to this Debenture (and references to the Charged Property shall include references to any part of it).

"Collateral Rights" means all rights, powers and remedies of the Lender provided by or pursuant to this Debenture or by law.

"Delegate" means any person appointed pursuant to Clause 10 (Delegation) and any person appointed as an attorney of the Lender and/or any Receiver.

“Equipment” means all items of plant, equipment and machinery now or hereafter owned by the Borrower including, but not limited to, the items of plant, equipment and machinery described in Schedule 1 (Details of Equipment) and all replacements thereof and additions thereto.

“Event of Default” has the meaning given to such term in the Facility Agreement.

“Finance Document” means the Facility Agreement, this Debenture and any other document designated as such by the Lender.

“Receiver” means any receiver, manager, receiver and manager or other similar officer appointed by the Lender in respect of the security hereby granted.

"Related Rights" means, in relation to any asset:

(a)	the proceeds of sale of any part of that asset;

(b)	all rights under any licence, agreement for sale or agreement for lease in respect of that asset; and

(c)
all rights, benefits, claims, contracts, warranties, covenants for title, negotiable and non-negotiable instruments, guarantees, indemnities, security, liens, reservation of proprietary rights, rights of tracing or remedies in respect of that asset.

“Secured Indebtedness” means all monies, obligations and liabilities now or at any time hereafter due, owing or incurred to the Lender by the Borrower under the Facility Agreement.

“Security” has the meaning given to such term in the Facility Agreement.

1.2	Construction. In this Debenture, unless the context requires otherwise:

(a)	the rules of interpretation contained in Clause 1.2 (Construction) of the Facility Agreement shall apply to the construction of this Debenture.

(b)	Clause and Schedule headings are for ease of reference only.

(c)
the security created by or pursuant to this Debenture, and the rights of the Lender under this Debenture, shall be enforceable notwithstanding any change in the constitution of the Lender or its absorption into, or amalgamation with, any other person or the acquisition of all or any part of its undertaking by any other person.

2.	PAYMENT OF SECURED INDEBTEDNESS

2.1           Covenant to Pay

The Borrower hereby covenants with the Lender that it shall pay the Secured Indebtedness as and when the same falls due for payment in accordance with the terms of the Facility Agreement or, if they do not specify a time for payment, immediately on demand by the Lender, provided that neither this covenant nor the security created by or pursuant to this Debenture shall extend to or include any obligation or sum which would, but for this proviso, cause such covenant or security to be unlawful or prohibited by any applicable law.

3.	GRANT OF SECURITY

3.1	Fixed Charges

The Borrower hereby charges with full title guarantee in favour of the Lender as security for the payment and discharge of the Secured Indebtedness, by way of first fixed charge, all of the Borrower's right, title and interest from time to time in and to the Equipment (subject to obtaining any necessary consent to such fixed charge from any third party where applicable).

3.2	Floating Charge

The Borrower hereby charges with full title guarantee in favour of the Lender as security for the payment and discharge of the Secured Indebtedness, by way of first floating charge, the whole of the Borrower's undertaking and all its assets, whatsoever and wheresoever situated, both present and future, other than any assets validly and effectively charged by way of first fixed security pursuant to Clause 3.1 (Fixed Charges).

3.3	Details of Charged Property

The fact that no details of any Charged Property are included in Schedule 1 (Details of Equipment) does not affect the validity or enforceability of any security created by or pursuant to this Debenture.

4.	CRYSTALLISATION OF FLOATING CHARGE

4.1 Crystallisation by Notice

The Lender may at any time by notice in writing to the Borrower convert the floating charge created by or pursuant to Clause 3.2 (Floating Charge) into a fixed charge as regards all or any part of the Charged Property specified in the notice if:

(a)           an Event of Default has been declared;

(b)	the Lender reasonably considers that the relevant Charged Property may be in jeopardy or in danger of being seized or sold pursuant to any form of legal process; or

(c)
the Lender reasonably considers that it is desirable to do so in order to protect or preserve the security created by or pursuant to this Debenture over the relevant Charged Property and/or its priority.

The service by the Lender of any notice pursuant to this Clause 4.1 in relation to any Charged Property shall not be construed as a waiver or abandonment of the Lender's rights to serve similar notices in respect of any other Charged Property or of any other rights of the Lender under this Debenture.

4.2 Automatic Crystallisation

(a)           If:

(i)
the Borrower takes any step to create any Security over any of the Charged Property not subject to a fixed charge or takes any step to dispose of or deal with any such Charged Property otherwise than in accordance with the terms of this Debenture; or

(ii)	any person takes any step to levy any expropriation, attachment, sequestration, distress, execution or other legal process against any such Charged Property,

the floating charge created by or pursuant to Clause 3.2 (Floating Charge) shall automatically (without notice) and with immediate effect be converted into a fixed charge over such Charged Property.

(b)           If:

(i)	a resolution is passed or an order is made for the winding-up, dissolution or re-organisation of the Borrower;

(ii)	any administrator is appointed in respect of the Borrower or an order is made for the administration of the Borrower; or

(iii)	any meeting of the directors of the Borrower is convened for the purpose of considering any resolution for the administration of, or the appointment of an administrator in respect of, the Borrower, or any analogous procedure or step is taken in any jurisdiction, then, without prejudice to any law which may have a similar effect, the floating charge created by or pursuant to Clause 3.2 (Floating Charge) shall automatically (without notice) and with immediate effect be converted into a fixed charge over all of the Charged Property.

4.3	De-crystallisation

If the floating charge over any Charged Property created by or pursuant to Clause 3.2  (Floating Charge) is converted into a fixed charge under this Clause 4, it shall be converted to a floating charge over such Charged Property if the Lender (in its absolute discretion) gives a notice in writing to the Borrower to that effect.

5.	FURTHER ASSURANCE

5.1 General Further Assurance

The Borrower shall promptly and at its own expense execute all such documents (including assignments, transfers, conveyances, mortgages or assurances (whether in favour of the Lender or any of its nominees)) and do all such acts and things (including making any filings or registrations and/or giving any notices, orders, directions or instructions) as the Lender may require (and in such form and substance as the Lender may require):

(a)
to perfect or protect the security created (or intended to be created) pursuant to this Debenture (including, without limitation, the execution by the Borrower of a mortgage, charge or other document over all or any of the assets constituting (or intended to constitute) Charged Property) and/or to perfect or protect the priority of such security;

(b)	to facilitate the realisation of the Charged Property; and/or

(c)	to exercise the Collateral Rights.

5.2 Necessary Action

The Borrower shall take all such action as is available to it (including making all filings and registrations and/or giving any notices, orders, directions or instructions) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Lender by or pursuant to this Debenture and/or the priority of any such security.

5.3 Consents

The Borrower shall obtain as soon as possible (in form and substance reasonably satisfactory to the Lender) any consent necessary to enable the assets of the Borrower to be the subject of an effective fixed charge pursuant to Clause 3 (Grant of Security) and, immediately upon obtaining any such consent, the assets concerned shall stand charged or, as the case may be, assigned to the Lender under that Clause and the Borrower shall promptly deliver a copy of each consent to the Lender.

6.	REPRESENTATIONS AND WARRANTIES IN RELATION TO CHARGED PROPERTY

6.1 Representations and Warranties

The Borrower makes the representations and warranties set out in this Clause 6 to the Lender on the date of this Debenture.

6.2 Creation of Security

This Debenture creates the security which it purports to create over the Charged Property and such security has the ranking and priority it is expressed to have and is not liable to be avoided or otherwise set aside on its liquidation or administration or otherwise.

6.3 Ownership of Charged Property

(a)	It is the absolute beneficial owner of, and has good and marketable title to, the Equipment over which it purports to create security by or pursuant to this Debenture.

(b)	It has not agreed to create any Security over any of its Charged Property.

6.4 Accuracy of Particulars of Charged Property

The particulars of the Equipment set out in Schedule 1 (Details of Equipment) are accurate and complete.

6.5 No Claims in respect of Charged Property

None of the Charged Property is the subject of any claim, assertion, infringement, attack, right, action or other restriction or arrangement of whatever nature which does or may impinge upon the validity of the Charged Property or upon the ownership, enforceability, enjoyment or utilisation of the Charged Property by it.

7.	COVENANTS

7.1	Insurance

The Borrower agrees that it shall insure and keep insured the Charged Property of an insurable nature against loss or damage by fire and other usual risks in their full insurable values and maintain such other insurances as are commonly maintained by prudent companies carrying on similar businesses or activities.

7.2	Maintenance of Equipment

The Borrower agrees that it shall keep the Equipment in good and substantial repair and in good working order and condition.

8.	ENFORCEMENT OF SECURITY

8.1 Enforcement

At any time after the declaration of an Event of Default under Clause 12 of the Facility Agreement, the security created by or pursuant to this Debenture shall be immediately enforceable and the Lender may, without notice to the Borrower or prior authorisation from any court, in its absolute discretion:

(a)	enforce all or any part of that security (at the times, in the manner and on the terms it thinks fit); and

(b)	take possession of and hold or dispose of all or any part of the Charged Property.

8.2 Redemption of Prior Encumbrances

(a)	Any time after the security created by or pursuant to this Debenture has become enforceable, the Lender or any Receiver or Delegate may:

(i)	redeem any prior Security over all or any part of the Charged Property;

(ii)	procure the transfer of any such Security to itself; and/or

(b)	The Borrower shall pay to the Lender on demand all principal monies, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer.

9.	APPOINTMENT OF RECEIVER

9.1 Appointment and Removal

(a)
At any time after the security created by or pursuant to this Debenture has become enforceable or if any corporate action, legal proceedings or other procedure or step is taken in relation to the administration of, or the appointment of an administrator in respect of, the Borrower or if requested to do so by the Borrower, the Lender may by deed or otherwise (acting through an authorised officer of the Lender), without prior notice to the Borrower:

(i)	appoint one or more persons to be a Receiver in respect of the Charged Property;

(ii)	remove (so far as it is lawfully able) any Receiver so appointed; and

(iii)	appoint another person (or persons) as an additional or replacement Receiver (or Receivers).

(b)
Any Receiver may be appointed in respect of the whole or any part of the Charged Property specified in the instrument appointing him and different Receivers may be appointed in respect of different parts of the Charged Property. If a Receiver is appointed in respect of a part of the Charged Property, the powers and rights conferred on a Receiver as set out in Schedule 2 (Powers of Receiver) shall have effect as though every reference in that Schedule to the Charged Property were a reference to the part of the Charged Property specified in the instrument of appointment or to any part of that Charged Property.

9.2 Statutory Powers of Appointment

The powers of appointment of a Receiver conferred on the Lender by this Debenture shall be in addition to all statutory and other powers of appointment conferred by the Bankruptcy Act 1967 and Bankruptcy Rules 1969 and such powers shall remain exercisable from time to time by the Lender in respect of any part of the Charged Property.

9.3 Capacity

Each Receiver shall be:

(a)	entitled to act individually or together with any other person appointed or substituted as Receiver (except to the extent that the Lender may specify to the contrary in the instrument of appointment);

(b)
deemed for all purposes to be the agent of the Borrower which shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Lender; and

(c)	entitled to remuneration for his services at a rate to be fixed by the Lender from time to time (without being limited to the prescribed rate under the Section 124 of the Bankruptcy Act 1967).

9.4	Powers of Receiver

Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Borrower) have and be entitled to exercise, in relation to the Charged Property (and any assets of the Borrower which, when got in, would be Charged Property), and as varied and extended by the provisions of this Debenture (in the name of or on behalf of the Borrower or in his own name and, in each case, at the cost of the Borrower):

(a)	all the powers of an administrative receiver under the Bankrupcy Act 1967 and the Bankrupcy Rules 1969 (whether or not the Receiver is an administrative receiver);

(b)
all the powers and rights of an absolute owner (including, without limitation, all the powers set out in Schedule 1 (Powers of Receivers)) and the power to do or omit to do anything which the Borrower itself could do or omit to do; and

(c)	the power to do all things (including bringing or defending proceedings in the name or on behalf of the Borrower) which seem to the Receiver to be incidental or conducive to:

(i)	any of the functions, powers, authorities or discretions conferred on or vested in him;

(ii)	the exercise of the Collateral Rights (including realisation of all or any part of the Charged Property); or

(iii)	bringing to his hands any assets of the Borrower forming part of, or which when got in would be, Charged Property.

9.5	Relationship with Lender

To the fullest extent permitted by law, any right, power or discretion conferred by this Debenture (either expressly or impliedly) upon a Receiver may, at any time after the security created by or pursuant to this Debenture becomes enforceable, be exercised by the Lender, without prior notice to the Borrower in relation to any Charged Property, irrespective of whether or not it has taken possession of the Charged Property and without first appointing a Receiver or notwithstanding the appointment of a Receiver.

10.	DELEGATION BY THE LENDER AND RECEIVER

10.1	Discretion

Any liberty or power which may be exercised, or any determination which may be made, under this Debenture by the Lender or any Receiver may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

10.2	Delegation

Each of the Lender and any Receiver shall have full power to delegate to any person (either generally or specifically) the powers, authorities and discretions conferred on it by this Debenture (including any power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude the subsequent exercise of those powers, authorities or discretions by the Lender or the Receiver, any revocation of the delegation or any subsequent delegation of any such powers, authorities and discretions. Neither the Lender nor any Receiver shall be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any Delegate.

11.	LIABILITY OF LENDER, RECEIVER AND DELEGATE

11.1	Liability of Lender, Receiver and Delegate

None of the Lender, any Receiver or Delegate or any of their respective officers, employees, agents or attorneys shall be liable to the Borrower or any other person by reason of:

(a)	taking any action permitted by this Debenture;

(b)	taking possession of or realising all or any part of the Charged Property;

(c)	any neglect, default or omission in connection with the Charged Property; or

(d)	the exercise, or the attempted or purported exercise, of any of the Collateral Rights except in the case of gross negligence or willful default upon its part.

11.2	No Liability as Mortgagee in Possession

Without limiting Clause 11.1 (Liability of Lender, Receiver and Delegate), entry into or taking possession of all or any part of the Charged Property shall not render the Lender or any Receiver or Delegate liable to account as mortgagee in possession and, if and whenever the Lender or any Receiver or Delegate enters into or takes possession of the Charged Property, it or he shall be entitled at any time at its discretion to go out of such possession.

12.	APPLICATION OF MONIES

12.1	Order of Application

All monies received or recovered by the Lender or any Receiver or Delegate pursuant to this Debenture or the powers conferred by it shall be applied for the following purposes and in the following order of priority (notwithstanding any purported appropriation by the Borrower):

(a)
in or towards the satisfaction or reimbursement of all costs, charges and expenses incurred, and all payments made, by any Receiver or Delegate, the payment of his remuneration and the discharge of any liabilities incurred by him in or incidental to the exercise of any of his powers in such order as the Lender shall in its absolute discretion decide;

(b)	in or towards the payment of the Secured Indebtedness in such order as the Lender shall in its absolute discretion decide; and

(c)	in payment of the surplus, if any, to the Borrower or other person or persons entitled to it.

12.2	Surplus Monies

If at any time after satisfaction of the Secured Indebtedness the Lender holds any surplus monies payable to the Borrower, those monies shall not carry interest and may be placed to the credit of an account in the name of the Borrower with a bank. The Lender shall thereupon be under no further liability in respect of such monies.

13.	PROTECTION OF PURCHASERS

13.1	Protection of Purchasers

No person dealing with the Lender or any Receiver or Delegate shall be bound to enquire:

(a)	whether the rights conferred by or pursuant to this Debenture or any other document have arisen or become exercisable;

(b)	whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

(c)	otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights; or

(d)	as to the application of any money borrowed or raised or whether any amount remains secured by this Debenture.

13.2	Good Discharge

The receipt of the Lender or any Receiver or Delegate shall be an absolute and conclusive discharge to any purchaser of the Charged Property and shall relieve such purchaser of any obligation to see to the application of any monies paid to or by the direction of the Lender or any Receiver or Delegate and, in making any sale or disposal of any of the Charged Property or in making any acquisition, the Lender or any Receiver or Delegate may do so for such consideration, in such manner and on such terms as it thinks fit.

14.	POWER OF ATTORNEY

14.1	Appointment and Powers

The Borrower by way of security irrevocably appoints the Lender and each and every Receiver and Delegate severally (with full power of substitution) to be its attorney and in its name, on its behalf and as its act and deed, upon this Debenture becoming enforceable in accordance with Clause 7.1, to execute, seal, deliver and perfect all documents and do all acts and things which the attorney may consider to be required or desirable for:

(a)
carrying out any act or thing which the Borrower is obliged to do (but has not done) under this Debenture (including, without limitation, the execution and delivery of charges over, transfers, conveyances, mortgages, assignments and assurances of, and other instruments relating to, any of the Charged Property and/or the giving of any notices, orders, directions or instructions in connection with any of the Charged Property); and/or

(b)
enabling the Lender or any Receiver or Delegate to exercise, or delegate the exercise of, any of the Collateral Rights (including, after the occurrence of an Event of Default, the exercise of any right of a legal or beneficial owner of the Charged Property).

14.2	Ratification

The Borrower ratifies and agrees to ratify and confirm all things done, and all documents executed, by any attorney in the exercise or purported exercise of the power of attorney granted by it in Clause 14.1 (Appointment and Powers).

15.	EFFECTIVENESS OF SECURITY

15.1	Continuing Security

Subject to Clause 16 (Release of Security), the security created by or pursuant to this Debenture is a continuing security and will extend to the ultimate balance of sums payable by the Borrower in respect of the Secured Indebtedness, regardless of any intermediate payment or discharge in whole or in part.

15.2	Reinstatement of Security

If any payment by the Borrower or any discharge given by the Lender (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency, administration or any similar event:

(a)	the liability of the Borrower and the security created by or pursuant to this Debenture shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Lender shall be entitled to recover the value or amount of that payment or security from the Borrower, as if the payment, discharge, avoidance or reduction had not occurred.

The Lender may concede or compromise any claim that any payment or discharge is liable to be avoided or reduced.

15.3	Immediate Recourse

The Borrower waives any right it may have of first requiring the Lender to proceed against or enforce any other rights or security or claim payment from any other person before enforcing the security created by or pursuant to this Debenture or otherwise claiming from the Borrower under this Debenture.

15.4	Additional Security

The security created by or pursuant to this Debenture and the Collateral Rights are in addition to and are not in any way prejudiced by any other guarantees or security now or subsequently held by the Lender.

16.	RELEASE OF SECURITY

16.1	Final Redemption

If the Lender is satisfied that all the Secured Indebtedness has been unconditionally and irrevocably paid in full and that all facilities which might give rise to Secured Indebtedness have terminated, the Lender shall, at the request and cost of the Borrower, release, reassign or discharge (as appropriate) the Charged Property from the security created by or pursuant to this Debenture, subject to Clause 16.2 (Avoidance of Payments) and without recourse to, or any representation or warranty by, the Lender or any Receiver or Delegate.

16.2	Avoidance of Payments

If the Lender considers that any amount paid or credited to it under any Finance Document is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation, administration or similar laws, that amount shall not be considered to have been paid for the purpose of determining whether all the Secured Indebtedness has been unconditionally and irrevocably paid.

17.	SET-OFF

17.1	Set-off

The Lender may, at any time after the security created by or pursuant to this Debenture has become enforceable, set off any Secured Indebtedness due from the Borrower under the Finance Documents against any obligation (contingent or otherwise) owing by it to the Borrower and apply any credit balance to which the Borrower is entitled on any account with it in accordance with Clause 12 (Application of Monies) (notwithstanding any specified maturity of any deposit standing to the credit of such account).

17.2	Time Deposits

Without prejudice to any right of set-off the Lender may have under any Finance Document (including this Debenture) or otherwise, if any time deposit matures on any account the Borrower has with the Lender at a time when:

(a)	the security created by or pursuant to this Debenture has become enforceable; and

(b)	no amount of the Secured Indebtedness is due and payable,

that time deposit shall automatically be renewed for any further maturity which the Lender considers appropriate.

18.	EXPENSES AND INDEMNITIES

18.1	Expenses

The Borrower shall, promptly on demand, pay to the Lender the amount of all reasonable costs and expenses (including legal fees) incurred by it or any Receiver or Delegate in connection with the enforcement, or preservation, of any of the Collateral Rights or the security created by or pursuant to this Debenture or any proceedings instituted by or against the Lender or any Receiver or Delegate as a consequence of enforcing, or preserving, the Collateral Rights or taking or holding such security.

18.2	Expenditure Incurred by Lender

All reasonable costs and expenses incurred by the Lender hereunder from time to time for and on behalf of the Borrower and for its account with interest thereon from the date of such payments relating to insurance, quit rent, assessment, rates, taxes, repairs, legal costs and all other outgoings shall be recoverable by the Lender from the Borrower and shall be repaid on demand and until such monies and interest thereon shall have been paid in full the amount outstanding shall form part of the amount secured hereunder.

18.3	General Indemnity

The Borrower shall, notwithstanding any release or discharge of all or any part of the security created by or pursuant to this Debenture, promptly on demand indemnify the Lender, any Receiver and any Delegate against any cost, loss or liability incurred by any of them or by any of their respective officers, employees, agents and attorneys as a result of any breach by the Borrower of the provisions of this Debenture or the exercise or purported exercise of any of the rights and powers conferred on any of them by this Debenture or otherwise in connection with the Charged Property or the security created by or pursuant to this Debenture.

18.4	Indemnities Separate

Each indemnity in each Finance Document shall constitute a separate and independent obligation from the other obligations in that or any other Finance Document, give rise to a separate and independent cause of action, apply irrespective of any indulgence granted by the Lender, continue in full force and effect despite any judgment, order, claim, proof for a liquidated amount in respect of any of the Secured Indebtedness or any other judgement or order and apply whether or not any claim under it relates to any matter disclosed by the Borrower or otherwise known to the Lender.

19.	RIGHTS, WAIVERS AND DETERMINATIONS

19.1	Ambiguity

Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Finance Document, the terms of that Finance Document shall prevail.

19.2	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender or any Receiver or Delegate, any Collateral Right shall operate as a waiver, nor shall any single or partial exercise of any Collateral Right prevent any further or other exercise or the exercise of any other Collateral Right. The Collateral Rights are cumulative and not exclusive of any rights or remedies provided by law.

19.3	Partial Invalidity

If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired and, if any part of the security intended to be created by or pursuant to this Debenture is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of such security.

19.4	Determination

Any certificate or determination by the Lender or any Receiver or Delegate under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

20.	ASSIGNMENT

The Lender may assign and transfer all or any of its rights and obligations under this Debenture.

21.	NOTICES

All notices, requests, demands or other communications to or upon the parties hereto shall be given in the manner and to the addresses and numbers and with copies and shall be effective as determined pursuant to Clause 21 (Notices) of the Facility Agreement.

22.	GOVERNING LAW

22.1	This Debenture shall be governed by and construed in all respects in accordance with the laws of Malaysia.

22.2	The Parties hereto hereby submit to the jurisdiction of the courts of Malaysia in all matters connected with the obligations and liabilities of the Parties under this Deed.

23.	PRINCIPAL AND SUBSIDIARY INSTRUMENT

It is hereby agreed and declared that this Debenture and the Facility Agreement are instruments employed in one transaction to secure the sum of Ringgit One Billion (RM1,000,000,000) only, interest thereon and all other amounts to be paid by the Borrower to the Lender hereunder within the meaning of Section 4(3) of the Stamp Act 1949 and for the purpose of the said section, the Facility Agreement is deemed to be the principal or primary instrument and this Debenture the auxiliary or secondary instrument.

This Deed has been signed on behalf of the Lender and executed as a deed by the Borrower and is delivered on the date specified above.

SCHEDULE 1

Details of Equipment

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 2

Powers of Receiver

Without limiting any other provision of this Debenture, every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Borrower) have and be entitled to exercise, in relation to the Charged Property (and any assets of the Borrower which, when got in, would be Charged Property) in respect of which he was appointed, and as varied and extended by the provisions of this Debenture (in the name of or on behalf of the Borrower or in his own name and, in each case, at the cost of the Borrower), all or any of the following powers:

1.
Power to enter, take possession, assume control of, get in and collect the Charged Property and for that purpose to take any proceedings in the name of the Borrower or otherwise as the Receiver thinks fit.

2.
Power to sell, transfer, assign or otherwise dispose of the Charged Property (including any fixtures which may be sold separately from any related land comprising part of the Charged Property) to any person (including a new company formed under paragraph 5 below), whether or not the Lender or Receiver has taken possession, on such terms as the Receiver thinks fit and whether:

(a)           by public auction, private treaty or by tender;

(b)
for cash or property or other valuable consideration or in one lot or in parcels or on terms that payment of all or any part of the purchase price is deferred (whether at interest or not and whether with or without security);

(c)	or not in conjunction with the sale of other property by the Lender, the Receiver or any other person; and

(d)           with or without special provisions as to title or time or otherwise.

3.           Power to receive the rents and profits of the Charged Property.

4.           Power to manage and carry on any business of the Borrower.

5.
Power to form a new company and to subscribe for or acquire (for cash or otherwise) any investment in or of the new company and to sell, transfer, assign or otherwise dispose of or realise any such investments or any part thereof or any rights attaching thereto.

6.
Power to manage and use the Charged Property and to exercise and do (and permit the Borrower (or any of its nominees) to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Charged Property.

7.	Power to enter into any contract or arrangement, and to perform, repudiate, rescind, cancel or vary any contract or arrangement to which the Borrower is a party, as the Receiver shall think expedient.

8.
Power to grant leases, tenancies, licences and rights of user, grant renewals and accept surrenders of leases, tenancies, licences or rights of user and otherwise to reach agreements and make arrangements with, and to make allowances to, any lessees, tenants or other persons (including a new company formed under paragraph 5 above) from whom any rents and profits may be receivable (including those relating to the grant of any licences, the review of rent in accordance with the terms of, and the variation of, the provisions of any leases, tenancies, licences or rights of user affecting the Charged Property).

9.
Power to pull down, rebuild, repair, alter, decorate, add to, improve, develop, complete or maintain the Charged Property (including the development or redevelopment of any Charged Property) and to lease or otherwise acquire and develop or improve properties or other assets or do anything in  connection with the Charged Property without being responsible for loss or damage.

10.	Power to take out, maintain, renew or increase insurances in respect of the Charged Property in such amounts and on such terms as the Receiver shall think fit.

11.	Power to grant to any person an option to purchase or other rights over the Charged Property upon such terms as the Receiver shall think fit.

12.	Power to add or sever fixtures and fittings and sell or otherwise dispose of or deal with them separately from the premises to which they were affixed.

13.	Power to raise money either unsecured or on the security of the Charged Property (either in priority to the security created by or pursuant to this Debenture or otherwise).

14.	Power to enter into bonds, covenants, guarantees, indemnities and other commitments and to make all payments needed to effect, maintain or satisfy them.

15.	Power to surrender or transfer the Charged Property to any governmental agency (whether or not for fair compensation).

16.
Power to exchange (whether or not for fair value) with any person (including a new company formed under paragraph 5 above) any Charged Property for an interest in property of any tenure and the property so acquired may be dealt with by the Receiver as if it were part of the Charged Property and, for that purpose, the Receiver may create an Encumbrance over that property in favour of the Lender.

17.
Power to employ managers, solicitors, officers, agents, accountants, auctioneers, consultants, workmen and employees on such terms as the Receiver shall think fit and to dismiss the same or discharge any such persons employed by the Borrower.

Receiver shall think fit and to dismiss the same or discharge any such persons employed by the Borrower.

18.
Power to receive all payments (including but not limited to book debts, other debts, receivables and other monetary claims) and give receipts for all monies and other assets which may come into the hands of the Receiver, which receipts shall exonerate any person paying or handing over such monies or other assets from all liability to see to the application thereof and from all liability to enquire whether the Secured Indebtedness has become due or payable or otherwise as to the propriety or regularity of the appointment of any Receiver.

19.
Power to carry out and enforce, or refrain from carrying out or enforcing, rights and obligations of the Borrower forming part of the Charged Property or obtained or incurred in the exercise of the rights, powers and remedies of the Receiver.

20.
Power to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Property (including, without limitation, for the recovery of book debts, other debts, receivables and other monetary claims due to the Borrower) or in any way relating to this Debenture, power to settle, adjust, refer to arbitration,  compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who claims to be a creditor of the Borrower or relating to the Charged Property and power to execute releases or other discharges in relation thereto.

21.	Power to exercise any voting and other rights attached to any shares or securities forming part of the Charged Property.

22.
Power to require payment to the Receiver or to the Lender of any book debts, other debts, receivables and other monetary claims due to the Borrower, or of any credit balance on any account in the name of the Borrower with any bank or financial institution, and power to operate any such account.

23.
Power to execute deeds and documents on behalf of the Borrower and do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the matters or powers aforesaid or to the realisation of the security created by or pursuant to this Debenture or to the exercise of the Collateral Rights and to use the name of the Borrower for all the purposes aforesaid.

IN WITNESS whereof this Debenture has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

THE BORROWER

THE COMMON SEAL of	)
SUNPOWER MALAYSIA	)
MANUFACTURING SDN. BHD.	)
was affixed to the Debenture	)
in the presence of	)

/s/ Robert David Vinje	/s/ Lim Poh Seng
Name: Robert David Vinje	Name: Lim Poh Seng
Designation: Director	Designation: Company Secretary
NRIC/Passport No.: 076374772	NRIC/Passport No.: 710228-10-5519

THE LENDER

Signed for and on behalf of	)	/s/ DATUK LATIFAH BT. DATUK ABU MANSOR
GOVERNMENT OF MALAYSIA	)	DATUK LATIFAH BT. DATUK ABU MANSOR
in the presence of	)	Deputy Secretary General (Policy)
	)	Ministry of Finance Malaysia

/s/ Wong Wen Min
Wong Wen Min
I/C (571004-13-5404)

ATTESTATION

I ............................... (Magistrate, Justice of the Peace, Land Administrator, Notary Public, Commissioner for Oaths, Bank Official or Advocate and Solicitor of the High Court in Malaya) officiating [or practising] at ..............................., hereby certify that on this ..... day of ................ ..., the common seal of SUNPOWER MALAYSIA MANUFACTURING SDN. BHD. was duly affixed to the above written instrument in my presence in accordance with the regulations of the said Company.

Witness my hand,

Execution